UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2023

REGEN BIOPHARMA, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	45-5192997
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Commission File No. 333-191725

4700 Spring Street, St 304, La Mesa, California 91942

(Address of Principal Executive Offices)

(619) 722 5505

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1

Item 5.03 Amendments to Articles of Incorporation

On February 6, 2023 Regen Biopharma, Inc. (the “Company”) filed with the Nevada Secretary of State

(a)	An amendment to the Certificate of Designations of the Company’s Series AA Preferred Stock reducing that number of votes per share of Series AA Preferred stock to seven votes per share as of March 6, 2023.
(b)	An amendment to the Certificate of Designations of the Company’s Series NC Preferred Stock reducing that number of votes per share of Series NC Preferred stock to three hundred and thirty four votes per share as of March 6, 2023
(c)	A Certificate of Change authorizing 1 for 1500 reverse stock split of all issued series of stock. One share of Common Stock will be issued after the exchange for one thousand five hundred shares of Common Stock issued. One share of each series of Preferred Stock will be issued after the exchange for one thousand five hundred shares of each series of Preferred Stock issued. The reverse stock split shall become effective March 6, 2023.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGEN BIOPHARMA, INC.

Dated: February 7, 2023	By: /s/ David Koos

3